CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-237964 and 333-271509) of United States Steel Corporation of our report dated June 27, 2023 relating to the financial statements and supplemental schedule of the USS 401(k) Plan for USW-Represented Employees which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 27, 2023
PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 301 Grant Street, Pittsburgh, PA 15219
T: (412) 355-6000, www.pwc.com/us